UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):  July 24, 2014

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           The Compensation Committee of the Board of Directors (the “Committee”), together with its outside independent compensation consultant, has undertaken an extensive review of the executive pay practices and programs of Gulf Island Fabrication, Inc. (the “Company”).  As a result of this review, the Committee approved a new annual incentive program beginning in fiscal year 2014  (the “Annual Incentive Program”), under which the Company’s executive officers and certain other key employees (collectively, the “Key Employees” and each a “Key Employee”) will be eligible to receive annual cash incentive awards, and recommended the Annual Incentive Program to the Board of Directors for approval.  On July 24, 2014, the Board of Directors approved the Annual Incentive Program.

Under the terms of the Annual Incentive Program, each Key Employee may earn an annual cash incentive award of up to a maximum of 150% of his or her base salary.  Incentive awards under the Annual Incentive Program for 2014 will be determined formulaically, based on achievement of specified objectives during the year, with each Key Employee’s potential incentive award allocated as follows:

-  50% of the award will be based on the achievement of pre-tax earnings benchmarks, resulting in a maximum incentive award under this component of  100% of base salary;

-  25% of the award will be based on achievement of two safety benchmarks, cumulative total recordable incident rate (12.5%) and lost time incident rate (12.5%),  resulting in a maximum incentive award under this component of 25% of base salary; and

-  25% of the award will be based on operating margins (16.67%) and the Key Employee’s overall work performance as determined by the Committee (8.33%), resulting in a maximum incentive award under this component of 25% of base salary.

As a part of its review, the Committee also reviewed the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). Pursuant to this plan, the Committee approved guidelines (the “Program Guidelines”), under which each Key Employee may be awarded annual grants of long-term incentives related to Gulf Island’s common stock no par value per share (the “Grants”), and recommended the Program Guidelines to the Board of Directors for approval.  On July 24, 2014, the Board of Directors approved the Program Guidelines.

Under the terms of the 2011 Plan and the Program Guidelines, Key Employees may be awarded Grants in the amount of up to 150% of his or her base salary.  Potential Grant awards in 2014 will consist of a combination of time-based Grants and performance-based Grants, with each Key Employee’s potential incentive award allocated as follows:

-  Time-based Grants in the amount of 75% of his or her base salary, which shall vest in three equal installments on each of the first, second and third anniversaries of the date on which the Grant was awarded; and

-  Performance-based Grants in an amount not to exceed 75% of his or her base salary for such year, which will vest in connection with the satisfaction of certain performance criteria.

The Committee, together with its outside independent compensation consultant, continues to periodically review these and other components of its compensation program and may further adjust program implementation, as it deems appropriate.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	The Company’s 2011 Stock Incentive Plan, incorporated by reference to Exhibit 99 to the Company’s Form S-8 filed August 9, 2011 (Registration No. 333-176187)

10.2	The Company’s Annual Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:  July 29, 2014

GULF ISLAND FABRICATION, INC.

EXHIBIT INDEX

EXHIBIT NUMBER

10.1	The Company’s 2011 Stock Incentive Plan, incorporated by reference to Exhibit 99 to the Company’s Form S-8 filed August 9, 2011 (Registration No. 333-176187).

10.2	The Company’s Annual Incentive Program